As filed with the Securities and Exchange Commission on February 18, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	ISTA Pharmaceuticals, Inc. 15279 Alton Parkway, Building 100 Irvine, CA 92618 (949) 788-6000	75-0511729 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 STOCK PLAN

Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer
ISTA Pharmaceuticals, Inc.
15279 Alton Parkway, Building 100
Irvine, CA 92618
(949) 788-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Robert C. Funsten
Stradling Yocca Carlson & Rauth
a Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share	Offering Price	Fee

Common Stock
$0.001 par value	2,540,000 shares (1)	$5.09 (2)	$12,928,600	$1,189.43

(1)	Represents additional shares issuable upon exercise of options pursuant to the 2000 Stock Plan.

(2)	Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 10.1
EXHIBIT 23.1

EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with General Instruction E to Form S-8, as amended, and relates to an increase of 2,540,000 shares of common stock, $0.001 par value per share, of ISTA Pharmaceuticals, Inc. (the “Company”) reserved for issuance under the Company’s 2000 Stock Plan, including a 2,500,000 share increase authorized by the shareholders of the Company at the November 11, 2002 shareholders meeting, and 40,000 shares authorized pursuant to “evergreen” clause increases for the 2001 and 2002 fiscal years. 574,601 shares of the Company’s common stock have previously been registered for issuance under the 2000 Stock Plan pursuant to Registration Statement on Form S-8 filed February 22, 2001 (File No. 333-56042).

2

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The contents of the Company’s previously filed Registration Statement on Form S-8 (File No. 333-56042) relating to shares issued under the Company’s 2000 Stock Plan are hereby incorporated by reference.

ITEM 8.      EXHIBITS.

Exhibit
Number	Description of Document

5.1	Opinion re legality of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	2000 Stock Plan, as amended December 16, 2002.

23.1	Consent of Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page S-2).

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 14, 2003.

By:	/s/ Vicente Anido, Jr. Vicente Anido, Jr., Ph.D. President and Chief Executive Officer

S-1

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Vicente Anido, Jr., Ph.D., and David R. Waltz and each them as his attorneys-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vicente Anido, Jr. Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2003

/s/ David R. Waltz David R. Waltz	Vice President Finance (Principal Financial and Accounting Officer)	February 14, 2003

Robert G. McNeil, Ph.D.	Chairman of the Board of Directors	February , 2003

/s/ Liza Page Nelson Liza Page Nelson	Director	February 14, 2003

/s/ Peter Barton Hutt Peter Barton Hutt	Director	February 14, 2003

Kathleen D. LaPorte	Director	February , 2003

/s/ Benjamin F. McGraw III Benjamin F. McGraw III	Director	February 14, 2003

/s/ Richard C. Williams Richard C. Williams	Director	February 14, 2003

/s/ Wayne I. Roe Wayne I. Roe	Director	February 14, 2003

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Director	February 14, 2003

S-2

EXHIBIT INDEX

Exhibit
Number	Description of Document

5.1	Opinion re legality of Stradling Yocca Carlson & Rauth, a Professional Corporation.

10.1	2000 Stock Plan, as amended December 16, 2002.

23.1	Consent of Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page S-2).